Exhibit 99.3

MetLife Investment Management Assets Under Management

December 31, 2025

Investors turn to **MetLife Investment Management** for our client-centric approach and long-established expertise in Public Fixed Income, Private Fixed Income, Real Estate, Equity, Alternatives, Multi-Asset Solutions and Insurance Solutions. We aim to meet a range of long-term investment objectives and risk-adjusted returns over time by building sustainable, tailored investment solutions. Our hallmark is approachable expertise - a commitment to being accountable and collaborative in helping clients realize their objectives.

Total Assets Under Management[1]

By Core Capability



$741.7B
56%
20%
15%
5%
3%
1%
Public Fixed Income
Private Fixed Income
Real Estate
Equity
Alternatives
Multi-Asset Solutions

Institutional Client Assets Under Management[3] - $319.3 Billion

By Client Segment	$ in Billions
Insurance	$122.1
Pension	$ 92.2
Intermediary (including Sub-Advisory)	$ 65.0
Sovereign Wealth Fund	$ 11.9
Other[4]	$ 28.1

Representative Capabilities

Public Fixed Income

Core Based
Core Insurance
Corporate
Emerging Market Debt
Global Credit
Inflation Protected Securities
Index Strategies
Japan Credit
Leveraged Finance
Long Duration & Liability Driven Investment Strategies
Multi-Sector
Preferred Securities
Securitized Products
Short & Intermediate Duration
Stable Value
Sustainable & Transition Finance

Private Fixed Income

Corporate Private Credit
Infrastructure Debt
Private Asset Based Finance
Residential Whole Loans
Single Family Rental Financing
Sustainable & Transition Finance

Real Estate

Agricultural Mortgage Loans
European Value-Add Opportunistic Equity
U.S. Core Debt & Equity
U.S. Core Plus Debt & Equity
U.S. Value-Add Opportunistic Debt & Equity

Equity

Asia ex-Japan (All Cap & Small Cap)
China
Europe
Europe Research Enhanced
Global Emerging Market Focus
Global Focus
Hong Kong
Index Strategies
India
Japan (All Cap & Small Cap)
Latin America
Taiwan
U.S. Research Enhanced Core
U.S. Research Enhanced Plus
U.S. Research Enhanced Value
U.S. Small Cap Core
U.S. Small Cap Value
U.S. Small-Mid Cap Value

Alternatives

Middle Market Direct Lending
Private Equity

Multi-Asset Solutions

Absolute Return
Relative Return
Total Return

Insurance Solutions[2]

ALM/Asset Modeling
Customized Portfolio Solutions
Derivatives Solutions
Portfolio Optimization
Portfolio Construction
Strategic & Tactical Asset Allocation

[1]As of December 31, 2025. At estimated fair value. Excludes $13.8 billion of General Account AUM that are not managed or advised by MetLife Investment Management, LLC and certain of its affiliates. See Explanatory Note.
[2]Represents advisory services which are not reflected in Total Assets Under Management.
[3]As of December 31, 2025. At estimated fair value. Includes $15.8 billion, $20.1 billion and $283.4 billion of Separate Account AUM, Reinsurance AUM and Third-Party AUM, respectively. See Explanatory Note.
[4]Includes health service organizations, endowments, foundations, non-profits, family office, high net worth, fund of funds, funds, retail, supranationals and central authorities.

MetLife Investment Management

Explanatory Note The following information is relevant to an understanding of our assets under management ("AUM") managed or advised by MetLife Investment Management, LLC and certain of its affiliates ("MIM"). MIM is MetLife, Inc.'s institutional asset management business. Our definitions may differ from those used by other companies. Total Assets Under Management (“Total AUM”) is comprised of MIM GA AUM plus Institutional Client AUM (each, as defined below). MIM General Account AUM (“MIM GA AUM”) is used by MetLife to describe the portion of GA AUM (as defined below) that MIM manages or advises. General Account AUM (“GA AUM”) is used by MetLife to describe assets in its general account ("GA") investment portfolio. GA AUM is stated at estimated fair value and is comprised of GA total investments, the portion of the GA investment portfolio classified within assets held-for-sale, cash and cash equivalents, and accrued investment income on such assets, and excludes policy loans, certain contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties, assets subject to ceded reinsurance arrangements with third parties and joint ventures, and certain other invested assets. Mortgage loans and real estate and real estate joint ventures included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Accordingly, the underlying investments within certain real estate and real estate joint ventures that are primarily commercial mortgage loans (at net asset value, net of deduction for encumbering debt) have been reclassified to exclude them from real estate and real estate joint ventures and include them as commercial mortgage loans. Institutional Client AUM is comprised of SA AUM plus Reinsurance AUM plus TP AUM (each, as defined below). MIM manages or advises Institutional Client AUM in accordance with client guidelines contained in each investment advisory agreement. Separate Account AUM (“SA AUM”) is comprised of separate account investment portfolios, which are managed or advised by MIM and included in MetLife, Inc.’s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets. Reinsurance AUM is comprised of GA assets subject to ceded reinsurance arrangements with third parties and joint ventures, which are managed or advised by MIM and are generally included in MetLife, Inc.'s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets. Third-Party AUM (“TP AUM”) is comprised of non-proprietary assets managed or advised by MIM on behalf of unaffiliated/third-party clients, which are stated at estimated fair value, as well as accrued investment income on such assets. Such non-proprietary assets are owned by unaffiliated/third-party clients and, accordingly, are generally not included in MetLife, Inc.’s consolidated financial statements. Additional information about MetLife’s general account investment portfolio is available in MetLife, Inc.’s quarterly financial materials for the quarter ended December 31, 2025, which may be accessed through MetLife’s Investor Relations web page at https://investor.metlife.com. Neither MetLife, Inc.’s quarterly financial materials, nor any other information from the MetLife website, is a part of or incorporated by reference into this Total AUM Fact Sheet. Cautionary Statement on Forward-Looking Statements The forward-looking statements in this fact sheet, using words such as "aim," are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife's future results could differ, and it does not undertake any obligation to publicly correct or update any of these statements. 10-27 4948020-[MIM, LLC (US)] © 2026 MetLife Investment Management